LEASE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made this 11th day of May, 2004.

BETWEEN:

SCARAB SYSTEMS, INC., a Colorado company whose address is 528-666 Burrard Street, Vancouver, B.C. Canada,

(hereinafter called "Scarab")

OF THE FIRST PART

AND:

METHANE ENERGY CORP., an Oregon company whose address is 200 Adams Street, Coquille, OR 97427, which is a wholly owned subsidiary of Scarab,

(hereinafter called "Methane")

OF THE SECOND PART

AND:

GEOTRENDS-HAMPTON INTERNATIONAL LLC, a Washington limited liability company whose address is #21514 SE 254th Place, Maple Valley, WA 98038,

(hereinafter called "GHI")

OF THE THIRD PART

WHEREAS:

A. Scarab through its subsidiary Methane wishes to purchase from GHI and GHI wishes to sell to Scarab certain mineral lease assets for the Coos Bay Basin prospects located onshore in the Coos Bay Basin of Oregon, on the terms and conditions as described in this Agreement;

NOW THEREFORE this Agreement witnesseth that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Scarab and GHI, the parties covenant and agree with each other as follows:

1. DEFINITIONS

1.1 In this Agreement:

(a) "Agreement" means this lease purchase and sale agreement including all attached schedules;

(b) "AMI" means the Area of Mutual Interest as set out on Schedule "E" attached hereto;

(c) "Assets" means the Petroleum and Natural Gas Rights and the Asset Data;

(d) "Asset Data" means all information, data and projections respecting the Leases, as further defined in section 14.1;

(e) "Cash Consideration" means US $300,000.00 payable in instalments as set out in this Agreement;

(f) "Closing" means the closing of the transactions contemplated in this Agreement;

(g) "Closing Date" means the date as set out in clause 4.1(b) of this Agreement;

(h) "Consideration Shares" means 1,800,000 restricted common shares of Scarab payable in instalments as set out in this Agreement;

(i) "Lands" means the lands described in Schedule "A" of this Agreement;

(j) "Leases" means collectively the leases, reservations, permits, licenses, or other documents of title described in Schedule "A" of this Agreement, including any renewals or extensions thereof, by virtue of which the holder is entitled to enter, access, drill for, win, take, own or remove the leased substances within, on or under the Lands;

(k) "oil and gas" includes all minerals and hydrocarbon substances regardless of gravity or phase (including coal and coalbed methane gas) including, but not limited to condensate, helium, hydrogen, nitrogen and other gases;

(l) "ORRI" means the overriding royalty interest in the Lands and Leases and all production therefrom as further defined in section 4.2;

(m) "Petroleum and Natural Gas Rights" means the entire legal interest of GHI in and to the Leases;

1.2 The following Schedules are attached to and form part of this Agreement:

Schedule A - Description of Land and Leases

Schedule B - General Conveyance - Assignment of Leases

Schedule C - Overriding Royalty Agreement

Schedule D - Subscription Agreement for Shares

Schedule E - Area of Mutual Interest

2. INTERPRETATION

2.1 The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of the Agreement.

2.2 Whenever the singular or masculine or neuter is used in this Agreement, they shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

2.3 If there is any conflict or inconsistency between the provisions of this Agreement and those of a schedule attached hereto, the provisions of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of any Lease, or the requirements of any governmental authority or agency having jurisdiction, then the term or condition of such Lease or governmental authority or agency shall prevail and this Agreement shall be deemed to be amended to the extent required.

3. PURCHASE AND SALE

3.1 Scarab hereby agrees to purchase the Assets from GHI and GHI hereby agrees to sell the Assets to Scarab for a purchase price of the Cash Consideration and the Consideration Shares. In order to take receipt of the Consideration Shares, GHI represents that it is a sophisticated investor and will execute and deliver the subscription form attached hereto as Schedule "D".

4. PAYMENT OF PURCHASE PRICE

4.1 The purchase price payable by Scarab to GHI pursuant to clause 3 of this Agreement shall be paid in instalments as follows:

(a) Cash Consideration Instalment One. Upon execution of this Agreement by Scarab and GHI, Scarab shall pay GHI a non-refundable payment of $50,000.00 of the Cash Consideration via wire transfer as GHI instructs in writing;

(b) Cash Consideration Instalment Two. On the day GHI fulfils the conditions to Closing set out in section 11.1, which shall occur on or before June 18, 2004 (the "Closing Date"), Scarab shall pay GHI an additional non-refundable payment of $50,000.00 of the Cash Consideration via wire transfer as GHI instructs in writing;

(c) Cash Consideration Instalment Three. On the day Scarab receives a minimum of $400,000.00 in equity financing which closes after May 17, 2004, and which shall occur on or before July 15, 2004, Scarab shall pay GHI the final non-

refundable payment of $200,000.00 of the Cash Consideration via wire transfer as GHI instructs in writing;

(d) Consideration Shares Instalment One:. On the Closing Date Scarab will issue to GHI 600,000 of the Consideration Shares.

(e) Consideration Shares Instalment Two: Upon Methane and/or Scarab's agents or contractors spudding of the initial well of exploration or core test program within, on or under the Lands as permitted by the Leases, Scarab will pay GHI an additional 600,000 of the Consideration Shares. If such drilling is not commenced by December 31, 2004, then the parties will have no further rights or obligations under this Agreement, provided, however, if such failure to spud a well is a result of a force majeure, then Methane and/or Scarab's agents or contractors shall be given such additional time equal to the duration of the force majeure to spud the well.

(f) Consideration Shares Instalment Three: Upon Methane and/or Scarab's agents or contractors spudding of the initial well of the state approved development drilling program within, on or under the Lands as permitted by the Leases, Scarab will pay GHI the final 600,000 of the Consideration Shares. If such drilling is not commenced by June 30, 2006, then the parties will have no further rights or obligations under this Agreement, provided, however, if such failure to spud a well is a result of a force majeure, then Methane and/or Scarab's agents or contractors shall be given such additional time equal to the duration of the force majeure to spud the well.

4.2 GHI will deliver to Scarab an assignment of 100% of the Petroleum and Natural Gas Rights subject only to royalty and overriding royalty interests of record on the Closing Date and shall further reserve and except to itself an undivided four percent (4%) of 8/8ths overriding royalty interest (the "ORRI" ) in the Lands and Leases and all production therefrom, together with any extensions and renewals thereof. The ORRI shall also apply to any Leases acquired within the AMI and shall be free and clear of any cost and expense of the development, operation and marketing of production from the Leases, except for taxes applicable to said ORRI and the production therefrom. The form of the ORRI reservation to be included in the General Conveyance: Assignment of Leases is set forth on the attached Schedule "C" which is incorporated herein by reference.

5. [RESERVED]

6. CONVEYANCE AND ASSIGNMENT OF LEASES

6.1 GHI shall deliver to Scarab on the Closing Date a General Conveyance: Assignment of Leases, substantially in the form attached as Schedule "B" to this Agreement and Scarab and GHI shall execute the General Conveyance: Assignment of Leases on or effective the Closing Date.

6.2 GHI shall also provide at or after the Closing Date, any specific assignments, transfers or further assurances as Scarab may reasonably require to obtain the Petroleum and Natural Gas Rights purchased herein, but no such documents shall require GHI to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement. GHI shall co-operate with Scarab as reasonably required to secure execution of such documents by parties other than GHI and Scarab.

6.3 If Scarab does not pay the third instalment of the Cash Consideration by July 15, 2004, GHI may terminate this Agreement by notice in writing to Scarab, and Scarab shall provide any specific assignments, transfers or further assurances as GHI may reasonably require to reassign to GHI the Petroleum and Natural Gas Rights obtained by Scarab pursuant to this Agreement. Scarab shall co-operate with GHI as reasonably required to secure execution of such documents by parties other than GHI and Scarab.

6.4 All costs incurred in registering any conveyances and assignment of the Petroleum and Natural Gas Rights, and all costs of preparing and registering any further assurances required to convey the Petroleum and Natural Gas Rights, shall be borne by Scarab.

7. ADJUSTMENTS AT CLOSING

7.1 All benefits and obligations of any kind and nature accruing, payable or paid in respect of the Assets, including maintenance, development and operating costs and proceeds from the sale of production (if applicable), shall, subject to the provisions of this Agreement, be apportioned between GHI and Scarab as of the Closing Date. Rentals and all similar payments made by GHI to preserve any of the Leases are excluded from the adjustments contemplated by this clause and the Agreement and are the responsibility of GHI until the Closing Date. All taxes (other than income taxes) levied with respect to the Assets shall be apportioned between GHI and Scarab on a per diem basis as of the Closing Date.

8. GHI'S REPRESENTATIONS

8.1 GHI represents and warrants to Scarab that:

(a) GHI is, and at the Closing Date shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and duly registered and authorized to carry on business in all jurisdictions where the Lands are located;

(b) All necessary corporate action has been taken by GHI to authorize the execution, delivery and performance of this Agreement;

(c) This Agreement has been duly executed and delivered by GHI and, if properly executed and delivered by Scarab and Methane, constitutes a valid and binding obligation of GHI enforceable in accordance with its terms, and subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting rights of creditors;

(d) GHI has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Scarab shall have any obligation or liability;

(e) To the best of the information, knowledge and belief of GHI, there are no claims, proceedings, actions or lawsuits in existence, contemplated or threatened against or with respect to the Assets or the interests of GHI therein;

(f) To the best of the information, knowledge and belief of GHI, all royalties and rentals due under the said Leases and payable by GHI have been properly and timely paid; and

(g) GHI has not encumbered or alienated its interest in the Assets, and to the best of GHI's knowledge the Assets are now, and will be at the Closing Date, free and clear of all liens, encumbrances and adverse claims created by, through or under GHI except as and if set forth in Schedule "A" to this Agreement. Except as expressly stated in this sub-clause, GHI does not make or give any representation or warranty as to its title to the Assets.

8.2 The representations and warranties of GHI in this clause 8 shall survive the Closing Date and not be merged in any conveyances or other documents provided pursuant to this Agreement, provided that no claim may be made by Scarab against GHI, its successors or assigns, pursuant to or based in any way upon any of these representations and warranties unless written notice thereof with reasonable particulars shall have been provided by Scarab to GHI within two (2) years of the Closing Date.

9. SCARAB' AND METHANE'S REPRESENTATIONS

9.1 Scarab and Methane represents and warrants to and with GHI that:

(a) Each of Scarab and Methane is, and at the Closing Date shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and Methane is duly registered and authorized to carry on business in all jurisdictions in which the Lands are located;

(b) All necessary corporate action has been taken by Scarab and Methane to authorize the execution, delivery and performance of this Agreement;

(c) This Agreement has been duly executed and delivered by Scarab and Methane and, if properly executed and delivered by GHI, constitutes a valid and binding obligation of Scarab and Methane enforceable in accordance with its terms, and subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors; and

(d) Scarab and Methane are relying upon their own investigations concerning the title to and fitness of the Assets and are not relying upon any representations,

warranties or statements in any form of GHI except those contained in sub-clause 8.1(g) of this Agreement.

10. MAINTENANCE OF BUSINESS

10.1 Until the Closing Date, GHI shall continue to maintain the Assets in a proper and prudent manner in accordance with generally accepted industry practices.

10.2 From the date hereof until the Closing Date, GHI shall not enter into any obligations or commitments out of the ordinary course of business with respect to the Assets, except as may be reasonably necessary to preserve the Assets or the Petroleum and Natural Gas Rights. Until the Closing Date, GHI shall not, without the prior written consent of Scarab, propose or initiate the exercise of any right or option relative to or arising as a result of the ownership of the Assets, propose or initiate any operations on the Lands which have not been commenced or committed to by GHI on the date hereof except that GHI may propose or initiate any operations on the Lands for, and may propose or initiate the exercise of any right or option relative to, the preservation of any of the Assets.

11. CONDITIONS TO THE CLOSING

11.1 It is a condition precedent of the Closing that GHI be in a position to deliver the Petroleum and Natural Gas Rights to Methane on the Closing Date. If the Closing Date has not occurred on or prior to June 18, 2004 by reason of GHI's inability to be able to deliver such Petroleum and Natural Gas Rights, Scarab may terminate this Agreement by notice in writing to GHI. If the Closing Date has not occurred on or prior to June 18, 2004 by reason of Scarab's inability to pay the second instalment of the Cash Consideration and the first instalment of the Consideration Shares, GHI may terminate this Agreement by notice in writing to Scarab.

11.2 It is a condition precedent of the Closing that any and all necessary regulatory or governmental approvals and consents required to permit the transaction to be completed shall have been obtained. Each of the parties covenants and agrees with the other to use all reasonable efforts to obtain any such approvals and consents.

11.3 It is a condition of Closing, for the benefit of GHI, which may be waived at the discretion of GHI, that the representations and warranties of Scarab in this Agreement remain true on the Closing Date.

11.4 It is a condition of Closing, for the benefit of Scarab, which may be waived by Scarab, that the representations and warranties of GHI in this Agreement remain true on the Closing Date.

12.1 THIRD PARTY RIGHTS AND CONSENTS

12.1 If any of the Assets are subject to a preferential right of purchase or similar restrictions, or require the consent of any third party, which are in either case made effective by virtue of this Agreement, then upon the execution of this Agreement, GHI shall promptly serve all notices as are required under the preferential purchase or consent provisions. Scarab shall forthwith supply to GHI the value placed by Scarab for the purposes of this purchase on any of the Assets with respect to which GHI is required to give notice pursuant to this clause. Each such notice shall include a request for a waiver of any preferential or similar right to purchase any of the Assets and for the granting of any consent that may be required. Scarab may waive the existence or operation of any preferential or similar right to purchase any of the Assets. If the holder of any preferential or similar right to purchase any of the Assets exercises such right, or a third party required to give consent refuses to give such consent, then such right or refusal shall not be considered a defect of title and such Assets shall be excluded from the purchase and sale herein, and the purchase price to be paid by Scarab to GHI pursuant to clause 3 hereof shall be reduced by an amount to be negotiated by the parties acting reasonably and without delay. If, by June 18, 2004, all such waivers of any preferential or similar right to purchase any of the Assets or the granting of any consent that may be required has not been received or waived by Scarab, or if Scarab and GHI cannot agree to the reduction in the purchase price to be paid by Scarab on the Closing Date, then either Scarab or GHI may terminate this Agreement by notice in writing to the other.

13. [RESERVED]

14. DATA/ PROJECTIONS

14.1 There is included among the materials pertaining to the Assets to be delivered or made available by GHI to Scarab or Methane pursuant to this Agreement, including evaluations, projections, reports, interpretative or non-factual materials prepared by or for or received by GHI (the "Asset Data"). Scarab hereby forever releases and discharges GHI from any claims and all liability to Scarab or Scarab' assigns and successors as a result of the use or reliance upon such Asset Data. With respect to all materials, Scarab confirms that it is not relying upon any representations or warranties of GHI except as specifically set forth in sub-clause 8.1(g) of this Agreement. Without limiting the foregoing, Scarab agrees that it shall rely solely on its own appraisal and estimates as to the quantum or value of the Assets and shall rely solely on its own geological and engineering interpretations and analyses related thereto.

15. INDEMNITY

15.1 GHI shall continue to remain liable and shall indemnify Scarab from and against any liability, loss, costs, claims or damages arising out of or pertaining to the Assets and accruing prior to the Closing Date, except any liability, loss, costs, claims or damages to the extent that they are reimbursed by insurance or caused by negligence of Scarab, its successors, agents or assigns. Notwithstanding any provision herein, the indemnity hereby granted by GHI to Scarab shall expire two years after the Closing Date.

15.2 Scarab shall indemnify GHI from and against any liability, loss, costs, claims or damages arising out of or pertaining to the Assets and accruing subsequent to the Closing Date.

15.3 Such indemnities shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations and other documents, including the General

Conveyance: Assignment of Leases, conveying the Assets to Scarab. Each party shall have full right of substitution and subrogation in and to all covenants and warranties by others previously given or made in respect of the Assets or any part thereof.

16. WAIVER

16.1 No waiver by any party of any breach of any of the terms, conditions, representations or warranties in this Agreement shall take effect or be binding upon that party unless the waiver is expressed in writing under the authority of that party and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

17. FURTHER ASSURANCES

17.1 At the Closing Date and thereafter as may be necessary, the parties shall execute, acknowledge and deliver such other instruments and take such other action as may be reasonably necessary to carry out their obligations under this Agreement.

18. ASSIGNMENT

18.1 Prior to the Closing Date, neither party may assign its interest in or under this Agreement without the prior written consent of the other party hereto, except as may be required by GHI to comply with any preferential rights as described in clause 12 hereof.

19. NOTICE

19.1 All notices required or permitted or with respect to this Agreement shall be in writing and shall be deemed to have been properly given and delivered when delivered personally or by courier, or when sent by registered mail (or by any other like method by which a written and recorded message may be sent), with all postage or charges fully prepaid, or by facsimile or email successfully transmitted and addressed to the parties hereto, respectively, as follows:

To Scarab:	528-666 Burrard Street Vancouver, B.C. Canada V6C 2X8 Attention: Tom Mills, President Facsimile: (604) 689-8718 Email: thomasmills@novus-tele.net
-10-
To Methane:	200 Adams Street Coquille, Oregon USA 97427 Attention: Loran Wiese Facsimile: (541) 396.5760 Email: lwiese@presys.com
To GHI:	21514 SE 254th Place Maple Valley, Washington USA 98038 Attention: Steven P. Pappajohn Facsimile: (208) 474-6473 Email: spappajohn@pac-inst.com

Any notice so mailed shall be deemed to have been given to and received by the addressee four (4) days after the mailing thereof, Saturdays, Sundays and statutory holidays excepted, provided that neither party shall use such mails for the giving of notice during the term of any strike or disruption, or threatened strike or disruption of postal service.

Either party may change its address for the purpose hereof by directing a notice in writing of such change to the other party at its above address.

20. GOVERNING LAW

20.1 This Agreement shall in all respects be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Colorado. Each party accepts the jurisdiction of the courts of the City and County of Denver, Colorado, and all courts of appeal therefrom.

21. ENTIRE AGREEMENT

21.1 This Agreement supercedes all previous agreements and states the entire agreement between the parties concerning the purchase and sale of the Assets.

21.2 This Agreement may be amended only by written instrument signed by GHI, Methane and Scarab.

22. REGULATION AND DELAY

22.1 The obligations of the parties under this Agreement, whether express or implied, shall be subject to all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction, including restrictions on the drilling and production of wells, and regulation of the price or transportation of oil, gas and other substances covered hereby. When drilling, reworking, production or other operations are prevented or delayed by such laws, rules, regulations or orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel, access or easements, or by fire, flood, adverse weather conditions, war, sabotage, rebellion, insurrection, riot, strike or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within such party's control, this Agreement shall not terminate because of such prevention or delay, and the period of such prevention or delay shall be added to the term hereof. Such party shall not be liable for breach of any provisions or implied covenants of this Agreement when drilling, production or other operations are so prevented or delayed.

23. ENUREMENT

23.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement in accordance with their respective requirements therefor as of the date first above written.

SCARAB SYSTEMS, INC.

Per: /s/ Thomas Mills
Authorized Signatory

METHANE ENERGY CORP.

Per: /s/ Steve D. Pappajohn
Authorized Signatory

GEOTRENDS-HAMPTON INTERNATIONAL LLC

Per: /s/ George Hampton
Authorized Signatory

SCHEDULE "A"

This is Schedule "A" annexed to and forming part of the Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp and Geotrends-Hampton International LLC dated the 11th day of May, 2004.

DESCRIPTION OF LANDS AND LEASES

Lands which are the subject of this Agreement are coloured on attached Schedule "F".

1. LEASES WHICH ARE THE SUBJECT OF THIS AGREEMENT ARE:

1.1 Menasha Lease Option Agreement

All rights, titles and interests as set out in the form of Oil and Gas Lease in Exhibit 2 of the Lease Option Agreement dated July 8, 2003, by and between Menasha Development Corporation and GeoTrends-Hampton International, LLC, in and to Parcels 1 through 53, inclusive, and Parcels MR1 through MR17, inclusive, as set out in Exhibit 1 and Exhibit 1A of the said Lease Option Agreement;

1.2 CDX Gas, L.L.C. Agreement and Coos County Lease

All rights, titles and interests in and to the parcels in Coos County, Oregon, Oil and Gas Lease, Lease Number 4700-11-00, as set out in Exhibit "A" of the Assignment of Oil and Gas Lease dated effective May 5, 2004 by and between Wellfleet Drilling, L.L.C. and CDX Gas, L.L.C. (as Assignors) and Methane Energy Corp. (as Assignee);

1.3 Fee Leases

All rights, titles and interest in and to the following agreements (known collectively as the "Fee Leases"):

(a) The Oil and Gas Lease dated May 23, 2002 by and between Union Pacific Railroad Company and GeoTrends-Hampton International, LLC;

(b) The Oil and Gas Lease dated April 15, 2002 by and between Benham Concrete Co. and GeoTrends-Hampton International, LLC;

(c) The Oil and Gas Lease dated April 15, 2002 by and between Dean and Peggy Benham and GeoTrends-Hampton International, LLC;

(d) The Oil and Gas Lease dated April 26, 2002 by and between Mary Richardson and GeoTrends-Hampton International, LLC;

(e) The Oil and Gas Lease dated June 6, 2002 by and between Fred Messerle and Sons and GeoTrends-Hampton International, LLC;

(f) The Oil and Gas Lease dated April 18, 2002 by and between Allen Wayne Russell and GeoTrends-Hampton International, LLC;

(g) The Oil and Gas Lease dated May 1, 2002 by and between Gale Berhow and GeoTrends-Hampton International, LLC;

(h) The Oil and Gas Lease dated May 6, 2002 by and between Marian Mason and GeoTrends-Hampton International, LLC;

(i) The Oil and Gas Lease dated February 21, 2002 by and between Bangert Family Trust and GeoTrends-Hampton International, LLC;

(j) The Oil and Gas Lease dated April 23, 2002 by and between Janet Rowland and GeoTrends-Hampton International, LLC;

1.4 State of Oregon, Department of State Lands Leases

All rights, titles and interests in and to the Leased Lands as set out in the following Oil and Gas Leases, as leased by the State of Oregon, Department of State Lands to GeoTrends-Hampton International, LLC:

State of Oregon Oil and Gas Lease File Number

25384-OG
25898-OG
25899-OG
25900-OG
25901-OG
25903-OG
25904-OG

SCHEDULE "B"

This is Schedule "B" annexed to and forming part of the Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp and Geotrends-Hampton International LLC, dated the 11th day of May, 2004

GENERAL CONVEYANCE
ASSIGNMENT OF OIL AND GAS LEASES

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, GEOTRENDS-HAMPTON INTERNATIONAL LLC, whose address is #21514 SE 254th Place, Maple Valley, WA 98038 ("Assignor") for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby transfer, convey, assign and deliver to METHANE ENERGY CORP., whose address is 200 Adams Street, Coquille, OR 97427 ("Assignee"), all of Assignor's right, title and interest in and to the oil and gas leases ("Leases") described on Exhibit "A", attached hereto and made a part hereof.

This Assignment is made and accepted expressly subject to the following terms, conditions and reservations:

A. Assignor hereby reserves an overriding royalty interest equal to an undivided 4% of 8/8ths in each Lease and all production therefrom, together with any extensions and renewals thereof. In the event Assignor owns less than 100% of the working interest in any of the Leases or if any of the Leases cover less than 100% of the mineral interest, the overriding royalty will be proportionately reduced by the working interest percentage Assignor owns and shall be free and clear of any cost and expense of the development, operation and marketing of production from the Leases, except for taxes applicable to the override and the production therefrom.

B. This Assignment is made without warranty of title, express or implied. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Leases.

C. The Leases are assigned by Assignor and accepted by Assignee subject to the royalties and overriding royalties and any other lease burdens out of or with respect to production which are of record and by which said Leases are encumbered.

D. This Assignment is made subject to the terms and provisions of each of the Leases, and Assignee hereby acknowledges it is familiar with the terms and provisions of the Leases, including specific restrictions on the right to conduct exploration activity on certain of the Lease(s) issued by Coos County, without the prior written consent of the surface owners of the leased lands.

E. Separate governmental form assignments of the Leases may be executed on officially approved forms by Assignor, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the interests assigned herein.

F. This Assignment is made subject to that certain unrecorded Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp. and GeoTrends-Hampton International, LLC.

G. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Executed this ____ day of ____________, 2004.

GEOTRENDS-HAMPTON INTERNATIONAL LLC

______________________________

By:
Its:

METHANE ENERGY CORP.

_____________________________

By:
Its:

[ACKNOWLEDGMENTS]

EXHIBIT "A"

Attached to and made part of that certain Assignment of Oil and Gas Leases dated ____________, 2004, from GeoTrends-Hampton International LLC, "Assignor" to Methane Energy Corp., "Assignee"

DESCRIPTION OF LANDS AND LEASES ASSIGNED

1.	Lessor: Lessee: Date: Recorded: [Book and Page or reception no.] Legal Description:	Township __, Range Section ______________
2.	Lessor: Lessee: Date: Recorded: [Book and Page or reception no.] Legal Description:	Township __, Range Section ______________

SCHEDULE "C"

This is Schedule "C" annexed to and forming part of the Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp and Geotrends-Hampton International LLC, dated the 11th day of May, 2004

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST
(the "Assignment")

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, METHANE ENERGY CORP., whose address is 200 Adams Street, Coquille, OR 97427 ("Assignor") for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby transfer, convey, assign and deliver to GEOTRENDS-HAMPTON INTERNATIONAL LLC, whose address is #21514 SE 254th Place, Maple Valley, WA 98038 ("Assignee"), an undivided 4% of 8/8ths overriding royalty interest in and to the oil and gas leases ("Leases") described on Exhibit "A", attached hereto and made a part hereof.

This Assignment is made and accepted expressly subject to the following terms and conditions:

A. The override assigned herein shall apply to any extensions and renewals of the Leases. In the event Assignor owns less than 100% of the working interest in any of the Leases or if any of the Leases cover less than 100% of the mineral interest, the overriding royalty will be proportionately reduced by the working interest percentage Assignor owns and shall be free and clear of any cost and expense of the development, operation and marketing of production from the Leases, except for taxes applicable to the override and the production therefrom.

B. This Assignment is made without warranty of title, express or implied, except that Assignor warrants title by, through and under Assignor, but not otherwise. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Leases.

C. Assignor warrants that the override is conveyed free and clear of all lines and encumbrances. Further, Assignor covenants that it has full right, power and authority to assign the override to Assignee.

D. All payments made to Assignee associated with the override will be made or delivered to Assignee in the same manner provided in the Leases for the payment of royalty to the lessors.

E. Separate governmental form assignments of the override may be executed on officially approved forms by Assignor, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The overriding royalty interests conveyed by such separate assignments are the same, and not in addition to, the interests assigned herein.

F. This Assignment is made subject to that certain unrecorded Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp. and GeoTrends-Hampton International, LLC.

G. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Executed this ____ day of ____________, 2004.

METHANE ENERGY CORP.

______________________________

By:
Its:

GEOTRENDS-HAMPTON INTERNATIONAL LLC

_____________________________

By:
Its:

[ACKNOWLEDGMENTS]

EXHIBIT "A"

Attached to and made part of that certain Assignment of Overriding Royalty Interest dated ____________, 2004, from Methane Energy Corp., "Assignor" to GeoTrends-Hampton International LLC, "Assignee"

DESCRIPTION OF LANDS AND LEASES ASSIGNED

1.	Lessor: Lessee: Date: Recorded: [Book and Page or reception no.] Legal Description:	Township __, Range Section ______________
2.	Lessor: Lessee: Date: Recorded: [Book and Page or reception no.] Legal Description:	Township __, Range Section ______________

SCHEDULE "D"

This is Schedule "D" annexed to and forming part of the Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp and Geotrends-Hampton International LLC, dated the 11th day of May, 2004

SUBSCRIPTION AGREEMENT FOR SHARES

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

CONFIDENTIAL
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(U.S. Non-Accredited Subscribers)

TO: Scarab Systems, Inc. (the "Company")
528 - 666 Burrard Street
Vancouver, BC Canada V6C 2X8

1. Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase 1,800,000 restricted shares (the "Shares") in the capital of the Company in consideration for the transfer of assets (such subscription and agreement to purchase being the "Subscription").

1.2 The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Shares to the Subscriber.

1.3 The Subscriber acknowledges and agrees that this Subscription Agreement and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2. Documents Required from Subscriber

2.1 The Subscriber must complete, sign and return to the Company:

(a) an executed copy of this Subscription Agreement; and

(b) an acknowledgment letter in the forms attached as Exhibit A (the "Acknowledgment Letter").

2.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, Acknowledgment Letter, notices and undertakings as may be required by regulatory authorities and applicable law.

3. Closing

3.1 Closing of this Subscription (the "Closing") shall occur no later than June 18, 2004 or on such later date as may be mutually agreed to by the Subscriber and the Company.

4. Acknowledgements of Subscriber

4.1 The Subscriber acknowledges and agrees that:

(a) none of the Shares have been registered under the 1933 Act, under any state securities or "blue sky" laws of any state of the United States, or under any provincial securities laws, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S promulgated under the 1933 Act ("Regulation S"), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b) the Subscriber acknowledges that the Company has not undertaken the registration of, and will have no obligation to register any of, the Shares under the 1933 Act;

(c) the decision to execute this Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in its annual report for the year ended March 31, 2004 on Form 10-KSB and a brief description of the Shares offered and the use of proceeds attached hereto as Exhibit B, and such decision is based entirely upon a review of information contained therein (the receipt of which is hereby acknowledged);

(d) the Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Company's Shares.

(e) by execution hereof the Subscriber has waived the need for the Company to communicate the Company's acceptance of the purchase of the Shares pursuant to this Agreement;

(f) it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(g) the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company, acting reasonably, acceptance is not in the best interests of the Company;

(h) it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(i) the Shares are not listed on any stock exchange or subject to quotation and no representation has been made to the Subscriber that the Shares will become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the stock on the OTCBB;

(j) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(k) there is no government or other insurance covering the Shares;

(l) there are risks associated with an investment in the Shares, including the risk that the Subscriber could lose all of his investment;

(m) the Company has advised the Subscriber that the Company is relying on certain exemptions, and in particular the exemption provided under Section 74(2)(18) of the Securities Act (British Columbia) (the "BC Act"), from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under the BC Act and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the BC Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(n) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(o) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(p) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares in British Columbia, where the Company's principal business office is located, under the Securities Act (British Columbia) (the "BC Act") and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(q) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(r) the statutory and regulatory basis for the exemption claimed for the offer of the Shares, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(s) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii) applicable resale restrictions; and

(t) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

5. Representations, Warranties and Covenants of the Subscriber

5.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(b) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(c) the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

(d) all information contained in the Acknowledgment Letter is complete and accurate and may be relied upon by the Company;

(e) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

(f) the Subscriber is acquiring the Shares as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(g) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(h) the Subscriber is not aware of any advertisement of pertaining to the Company or any of the Shares; and

(i) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares;

(iii) as to the future price or value of any of the Shares; or

(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

(j) the subscriber is aware that he will not be able to rely on the resale provisions of Multilateral Instrument 45-102, adopted by the BC Securities Commission, and that any subsequent trade in the Shares in any Province or territory of Canada will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

6. Legending of Subject Shares

6.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

6.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

7. Acknowledgement and Waiver

7.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of information collected by the Subscriber. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages (other than as expressly described herein) to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

8. Costs

8.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

9. Governing Law

9.1 This Subscription Agreement is governed by the laws of the province of British Columbia. The Subscriber irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

10. Survival

10.1 This Subscription, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto, the completion of the issue of Shares of the Company and any subsequent disposition by the Subscriber of the Shares.

11. Assignment

11.1 This Subscription is not transferable or assignable.

12. Execution

12.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

13. Severability

13.1 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

14. Entire Agreement

14.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company, the Subscriber or by anyone else.

15. Notices and Counterparts

15.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 11; notices to the Company shall be directed to it at 528 - 666 Burrard Street, Vancouver, British Columbia V6C 2X8, attention of The President.

15.2 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1. Delivery - please deliver the Share certificate(s) to:

___________________________________________

___________________________________________

2. Registration - registration of the Share certificates which are to be delivered at Closing should be made as follows:

________________________________________________________________________
(name)

________________________________________________________________________
(address)

3. The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of Shares as may be required for filing with the appropriate securities commissions and regulatory authorities and stock exchanges.

GeoTrends Hampton International LLC
(Name of Subscriber - Please type or print)

________________________________________
(Signature and, if applicable, Office)

________________________________________
(Address of Subscriber)

_________________________________________
(City, State or Province, Postal Code of Subscriber)

United States of America
(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription in respect of the Shares is hereby accepted by Scarab Systems, Inc.

DATED at _______________________________________, the __________ day of ___________________________, 2004

SCARAB SYSTEMS, INC.

Per:
Authorized Signatory

EXHIBIT A

Scarab Systems, Inc.
528 - 666 Burrard Street
Vancouver, B.C. V6C 2X8
Canada

Attention: Chief Executive Officer

Dear Sirs:

Re: Purchase of Shares and Share Purchase Warrants

In order to qualify for an exemption from registration under Rule 506 of Regulation D, GeoTrends Hampton International LLC ("GeoTrends") acknowledges that it is not an accredited investor as defined by Rule 501(a) and as such makes the following declarations:

1. GeoTrends acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

2. GeoTrends further acknowledges being furnished with the following specified information a reasonable time prior to purchase of the securities:

(a) the annual report for the year ended March 31, 2004 on Form 10-KSB, filed with the Securities and Exchange Commission on April 30, 2004; and

(b) a brief description of the securities being offered, the use of proceeds from the offering, and any material changes in the issuers affairs that are not disclosed in the documents furnished.

3. GeoTrends further acknowledges that at a reasonable time prior to the purchase of the securities, it has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Scarab Systems, Inc. Possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished.

4. GeoTrends agrees that the shares purchased or the shares issued pursuant to the exercise of the share purchase warrants will be subject to resale restrictions under the laws of the United States and that the following restrictive legend may be placed on certificates representing such shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Yours truly,

GEOTRENDS HAMPTON INTERNATIONAL LLC
Per:

________________________________________
Authorized Signatory

EXHIBIT B

Description of Securities and Use of Proceeds

Scarab Systems, Inc. (the "Company") is authorized to issued 125,000,000 shares, of which 25,000,000 are Preferred Stock to be issued at a par value of $0.01 per share and 100,000,000 are Common Stock to be issued at a par value of $0.001 per share. One Million (1,000,000) shares of the Company's authorized Preferred Stock have been designated as Series A Convertible Preferred Stock. The securities being offered in the attached Confidential Private Placement Subscription Agreement are the shares of Common Stock (the "Common Shares") of the Company. The Common Shares entitle the holders thereof to vote as a single class together with holders of Series A Convertible Preferred Stock on all matters presented for a vote to the shareholders of the Company. The holders of the Common Shares are also entitled to participate, pro rata, together with holders of Series A Convertible Preferred Stock in dividends declared by the Board of Directors, if, when and as the Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Company. The holders of the Common Shares are also entitled to receive, pro rata, together with holders of any Preferred Stock ranking junior to the Series A Convertible Preferred Stock, all of the assets of the Company remaining after the payments or distributions have been made to the holders of the Series A Convertible Preferred Stock. The Common Shares are not redeemable nor retractable. As of April 26, 2004, there are 12,173,319 Common Shares of the Company issued and outstanding.

Use of Proceeds

The Company will not receive any cash proceeds from this offering. The Common Shares are issued to GeoTrends Hampton International LLC as partial consideration for the Company's acquisition of certain mineral lease assets.

SCHEDULE "E"

This is Schedule "E" annexed to and forming part of the Lease Purchase and Sale Agreement between Scarab Systems, Inc., Methane Energy Corp and Geotrends-Hampton International LLC, dated the 11th day of May, 2004

AREA OF MUTUAL INTEREST